Exhibit 10.1

April [___], 2023

[Name and address of warrant holder]

Re:	Exercise and Reload Offer of Common Stock Purchase Warrants

To Whom It May Concern:

Innovative Eyewear Inc., a Florida corporation (the “Company”), is pleased to offer to you the opportunity to receive new Common Stock purchase warrants of the Company in consideration for the exercise of the Common Stock purchase warrants with initial exercise date of August 17, 2022 (the “Existing Warrants”) currently held by you (the “Holder”). The shares of common stock, par value $0.00001 per share (“Common Stock”), underlying the Existing Warrants (“Existing Warrant Shares”) have been registered for resale pursuant to a registration statement on Form S-1 (File No. 333-261616) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants, will, to the Company’s knowledge, be effective for the resale of the Existing Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Existing Warrants.

In consideration for the cash exercise of the Existing Warrants with respect to 100% of the Existing Warrant Shares pursuant to this agreement (the “Warrant Exercise”), the Company hereby offers to issue you or your designees a new Common Stock Purchase Warrant (the “New Warrants”) to purchase up to a number of shares of Common Stock equal to 200% of the number of Existing Warrant Shares, which New Warrant shall be substantially in the form as set forth on Annex B. The New Warrants will be immediately exercisable, have a term of exercise expiring April [___], 2028, and an exercise price equal to $3.75, and will be in the form set forth on Annex B hereto. The original New Warrant certificates will be delivered within two (2) Business Days following the Warrant Exercise pursuant to this letter agreement.

The Holder may accept this offer by signing this letter below, with such acceptance constituting the Holder’s agreement to exercise the Existing Warrants with respect to 100% of the number of Existing Warrant Shares for an aggregate exercise price as set forth on the Holder’s signature page hereto (the “Aggregate Exercise Price”), on or before 8:00 a.m. (New York City time) on April 17, 2023. Notwithstanding anything herein to the contrary, in the event the Warrant Exercise would otherwise cause the Holder to exceed the beneficial ownership limitations (“Beneficial Ownership Limitation”) set forth in Section 2(e) of the Existing Warrants, the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through the Existing Warrant which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable).

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. The Holder represents and warrants (1) that, as of the date hereof it is, and on each date on which it exercises any New Warrants it will be, an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the issuance of New Warrants nor the shares of Common Stock issuable upon exercise of the New Warrants will be registered under the Securities Act, (2) that the New Warrants and the Common Shares issuable upon exercise of the New Warrants will be acquired for such Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act of 1933 and (3) that following the exercise of its Existing Warrants, the Holder holds no additional Existing Warrants.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before 8:00 a.m. (New York City time) on April 17, 2023, the Company shall (i) issue a press release disclosing all material terms of the transactions contemplated hereunder on or before 4:00 p.m. (New York City Time) on April 17, 2023 and (ii) file a Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto on or before 5:00 p.m. on April 21, 2023 ((i) and (ii), collectively, the “Required Filings”). Upon the release or filing, as the case may be, of the first of the Required Filings so released or filed by the Company, the Company represents to the Holder that it shall have publicly disclosed all material, non-public information delivered to the Holder by the Company or any of its officers, directors, employees or agents in connection with the transactions contemplated hereby. In addition, effective upon the earliest of the issuance of the Required Filings, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, agents, employees or Affiliates on the one hand, and the Holder or any of its Affiliates on the other hand, shall terminate. Upon the earliest of the issuance of the Required Filings, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Required Filings.

The Company represents, warrants and covenants that, upon acceptance of this offer, all of the Existing Warrant Shares being exercised shall be delivered electronically through the Depository Trust Company within two (2) Trading Days of the date the Company receives the Aggregate Exercise Price (or, with respect to shares of Common Stock that would otherwise be in excess of the Beneficial Ownership Limitation, within two (2) Business Days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation).

The Holder acknowledges that it has had the opportunity to review the public filings made by the Company with the Commission and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of investing in the Company’s securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this letter agreement. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Existing Warrant Shares. This letter agreement shall be governed by the laws of the State of New York without regard to the principles of conflicts of law thereof.

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To accept this offer, Holder must counter execute this letter agreement and return the fully executed letter agreement to the Company at e-mail: kdabrowski@lucyd.co, attention: Konrad Dabrowski.

Please do not hesitate to call me if you have any questions.

Sincerely yours,

INNOVATIVE EYEWEAR INC.

By:
Name:
Title:

Accepted and Agreed to:

Name of Holder:

Signature of Authorized Signatory of Holder:

Name of Authorized Signatory:

Title of Authorized Signatory:

Existing Warrant Shares:

Aggregate Exercise Price with respect to the Existing Warrant Shares:	$

New Warrant Shares:

New Warrant Exercise Price:

Beneficial Ownership Limitation New Warrant: 4.99%/9.99%

Address for Delivery of New Warrant:

DTC Instructions:

The Existing Warrant Shares shall be delivered to the following DWAC Account Number:

Broker Name:

Broker DTC DWAC #:

Broker Contact:

Account #:

Annex A – Representations, Warranties and Covenants

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to the Holder and agrees to the following covenants:

(a) Registration Statement. The Existing Warrant Shares are registered for issuance on a Registration Statement on Form S-1 (File No. 333-261616) (the “Registration Statement”) and the Company knows of no reason why such Registration Statement shall not remain effective for the foreseeable future. The Company shall use commercially reasonable efforts to keep the Registration Statement effective and available for use by the Holder until all Existing Warrant Shares underlying the Existing Warrants are sold by the Holder.

(b) Authorization; Enforcement. The Company will have the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this letter agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby will be duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its shareholders in connection therewith. This letter agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this letter agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, other than for which a waiver has been obtained by the Company; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this agreement or the New Warrant, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the transactions contemplated by this agreement, other than: (i) the filings required pursuant to this agreement, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the New Warrant and the listing of the underlying shares for trading thereon in the time and manner required thereby, and (iii) such filings as are required to be made under applicable state securities laws.

(e) Offering Generally. The transactions contemplated under this letter agreement, comply with all rules of the Trading Market. No registration under the Securities Act is required for the offer and sale of the New Warrant by the Company as contemplated hereby. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering of the New Warrants to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(f) Issuance of the New Warrant. The issuance of the New Warrants is duly authorized and, upon the execution of this letter agreement by the undersigned, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company, and the shares issuable upon exercise of the New Warrant (the “New Warrant Shares”), when issued in accordance with the terms of the New Warrant, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full.

(g) Legends and Transfer Restrictions.

(i) The New Warrant and New Warrant Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of New Warrant or New Warrant Shares other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of the undersigned or in connection with a pledge, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred New Warrant and New Warrant Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this letter agreement.

(ii) The undersigned agrees to the imprinting, so long as is required by this Section (g), of a legend on any of the New Warrant and New Warrant Shares in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.          .

The Company acknowledges and agrees that the undersigned may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the New Warrant to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this letter agreement and, if required under the terms of such arrangement, the undersigned may transfer pledged or secured New Warrant to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the undersigned’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of New Warrant may reasonably request in connection with a pledge or transfer of the New Warrant or New Warrant Shares.

(iii) Certificates evidencing the New Warrant Shares shall not contain any legend (including the legend set forth in Section (g)(ii) hereof), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of such New Warrant Shares pursuant to Rule 144, (iii) if such New Warrant Shares are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to its transfer agent (if required by the transfer agent) and the undersigned (if requested by the undersigned) in connection with the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time when there is an effective registration statement to cover the resale of the New Warrant Shares, or if such New Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such New Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section (g), it will, no later than the earlier of (i) two (2) Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) following the delivery by the undersigned to the Company or the Transfer Agent of a certificate representing Warrant Shares, as applicable, issued with a restrictive legend (such date, the “Legend Removal Date”), deliver or cause to be delivered to the undersigned a certificate representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section (g). Certificates for New Warrant Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the undersigned by crediting the account of the undersigned’s prime broker with the Depository Trust Company System as directed by the undersigned. “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of a certificate representing Warrant Shares issued with a restrictive legend.

(h) Listing of Common Stock. The Company shall apply to list or quote all of the New Warrant Shares on the Nasdaq Capital Market and use its commercially reasonable efforts to promptly secure the listing of all of the New Warrant Shares on the Nasdaq Capital Market.

(i) Registration Statement. As soon as practicable (and in any event within forty-five (45) calendar days of the date of this Agreement), the Company shall file a registration statement on Form S-1 providing for the resale by the Holders of the New Warrant Shares issued and issuable upon exercise of the New Warrants; provided that each Holder shall have furnished in writing to the Company such other information regarding itself, the securities held by it and the intended method of disposition of the securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities. The Company shall use commercially reasonable efforts to cause such registration to become effective on or prior to the 90th calendar day after the initial filing date and to keep such registration statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

(j) Participation Right. From the date hereof until the date that is the one (1) year anniversary of the Initial Exercise Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security, excluding any Excluded Security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act)), any Convertible Securities, any debt, any preferred shares or any purchase rights (any such issuance, offer, sale, grant, disposition or announcement is referred to as a “Subsequent Placement”) unless the Company shall have first complied with this section. The Company acknowledges and agrees that the right set forth in this section is a right granted by the Company, separately, to each Holder (including, each “beneficial holder” of warrants) (each such Holder, a “Qualified Holder”), the Qualified Holders shall have the right to participate in up to an amount of the Subsequent Placement equal to 25% of the Subsequent Placement (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Placement.

(i) Between the time period of 4:00 pm (New York City time) and 6:00 pm (New York City time) on the Trading Day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement (or, if the Trading Day of the expected announcement of the Subsequent Placement is the first Trading Day following a holiday or a weekend (including a holiday weekend), between the time period of 4:00 pm (New York City time) on the day immediately prior to such holiday or weekend and 2:00 pm (New York City time) on the day immediately prior to the Trading Day of the expected announcement of the Subsequent Placement), the Company shall deliver to each Qualified Holder a written notice of the Company’s intention to effect a Subsequent Placement (a “Subsequent Placement Notice”), which notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Placement is proposed to be effected and shall include transaction documents relating thereto as an attachment.

(ii) Any Qualified Holder desiring to participate in such Subsequent Placement must provide written notice to the Company by 7:00 pm (New York City time) on the date on which the Subsequent Placement Notice is delivered to such Qualified Holder (the “Notice Termination Time”) that such Qualified Holder is willing to participate in the Subsequent Placement, the amount of such Qualified Holder’s participation, and representing and warranting that such Qualified Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Placement Notice. If the Company receives no such notice from a Qualified Holder as of such Notice Termination Time, such Qualified Holder shall be deemed to have notified the Company that it does not elect to participate in such Subsequent Placement.

(iii) If, by the Notice Termination Time, notifications by the Qualified Holders of their willingness to participate in the Subsequent Placement (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Placement, then the Company may effect the remaining portion of such Subsequent Placement on the terms and with the Persons set forth in the Subsequent Placement Notice.

(iv) If, by the Notice Termination Time, the Company receives responses to a Subsequent Placement Notice from Qualified Holders seeking to purchase more than the aggregate amount of the Participation Maximum, each such Qualified Holder shall have the right to purchase its Pro Rata Portion (as defined below) of the Participation Maximum. “Pro Rata Portion” means the ratio of (x) the amount of New Warrants owned by such Qualified Holder participating under this section and (y) the aggregate amount of New Warrants owned by all Qualified Holders participating under this Section 6.

(v) The Company must provide the Qualified Holders with a second Subsequent Placement Notice, and the Qualified Holders will again have the right of participation set forth above in this section, if the definitive agreement related to the initial Subsequent Placement Notice is not entered into for any reason on the terms set forth in such Subsequent Placement Notice within five (5) Trading Days after the date of delivery of the initial Subsequent Placement Notice.

(vi) The Company and each Qualified Holder agree that, if any Qualified Holder elects to participate in the Subsequent Placement, the transaction documents related to the Subsequent Placement shall not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the Qualified Holders from participating in a Subsequent Placement, including, but not limited to, provisions whereby such Qualified Holder shall be required to agree to any restrictions on trading as to any the securities of the Company or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Qualified Holder. In addition, the Company and each Qualified Holder agree that, in connection with a Subsequent Placement, the transaction documents related to the Subsequent Placement shall include a requirement for the Company to issue a widely disseminated press release by 9:30 am (New York City time) on the Trading Day of execution of the transaction documents in such Subsequent Placement (or, if the date of execution is not a Trading Day, on the immediately following Trading Day) that discloses the material terms of the transactions contemplated by the transaction documents in such Subsequent Placement.

(vii) Notwithstanding anything to the contrary in this section and unless otherwise agreed to by such Qualified Holder, the Company shall either confirm in writing to such Qualified Holder that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Placement, in either case in such a manner such that such Qualified Holder will not be in possession of any material, non-public information, by 9:30 am (New York City time) on the second (2nd) Trading Day following date of delivery of the Subsequent Placement Notice. If by 9:30 am (New York City time) on such second (2nd) Trading Day, no public disclosure regarding a transaction with respect to the Subsequent Placement has been made, and no notice regarding the abandonment of such transaction has been received by such Qualified Holder, such transaction shall be deemed to have been abandoned and such Qualified Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(viii) Notwithstanding the foregoing, this section shall not apply in respect of and Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock, restricted stock units or options to employees, officers, consultants, other service providers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, for services rendered to the Company, (b) issuance the New Warrants and New Warrant Shares, (c) securities upon the exercise or exchange of or conversion of any securities issued pursuant this letter agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this letter agreement, provided that such securities have not been amended since the date of this letter agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with automatic price resets, stock splits, adjustments or combinations as set forth in such securities) or to extend the term of such securities and (d) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith prior to filing the registration statement required to be filed pursuant to this letter agreement, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

Annex B – Form of New Warrant